EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of Auburn Savings Bank, F.S.B. of our report dated August 10, 2006 relating to our audit of the financial statements of Auburn Savings Bank, F.S.B. as of June 30, 2006 and for the year then ended, appearing in the Prospectus, which is part of Amendment No. 3 to the Registration Statement on Form S-1.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Portland, Maine	/s/ Baker Newman & Noyes
May 8, 2008	Limited Liability Company